UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway,	Short Hills,	New Jersey	07078
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ISBC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 10, 2020, Investors Bancorp, Inc. (the “Company”) and Gold Coast Bancorp, Inc. (“Gold Coast Bancorp”) disseminated a joint press release announcing that the Company has received approval from the Federal Deposit Insurance Corporation for the merger of Gold Coast Bank with and into Investors Bank. In addition, the Company has obtained a waiver from the Board of Governors of the Federal Reserve System with respect to the merger of Gold Coast Bancorp with and into the Company. The New Jersey Department of Banking and Insurance and the New York Department of Financial Services have also approved the mergers. The shareholders of Gold Coast Bancorp approved the merger between Gold Coast Bancorp and the Company in December 2019. The mergers are expected to be completed on April 3, 2020, subject to the satisfaction of a number of customary closing conditions set forth in the Agreement and Plan of Merger dated as of July 24, 2019 between the Company and Gold Coast Bancorp.

The joint press release disseminated by the Company and Gold Coast Bancorp also announced the election deadline for the shareholders of Gold Coast Bancorp to elect the form of consideration they wish to receive for their shares of Gold Coast Bancorp common stock in connection with the merger of Gold Coast Bancorp and the Company.

A copy of the joint press release issued by the Company and Gold Coast Bancorp is attached as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release of Investors Bancorp, Inc. and Gold Coast Bancorp, Inc. dated March 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: March 10, 2020	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and General Counsel